UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      July 11, 2012

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Breckinridge Blvd.

Duluth, Georgia 30099

(Address of Principal Executive Offices)

(770) 381-1000

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2012, Primerica, Inc. (the “Company”) completed the sale of $375.0 million in aggregate principal amount of the Company’s 4.750% Senior Notes due 2022 (the “Notes”). The Notes were offered and sold pursuant to the Company’s shelf Registration Statement on Form S-3 (File No. 333-173271), which was originally filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2011 and was amended and declared effective on April 8, 2011, and the Company’s prospectus supplement dated July 11, 2012, as filed with the SEC.

(a)        Underwriting Agreement

On July 11, 2012, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule II to the Underwriting Agreement (collectively, the “Underwriters”), relating to the underwritten public offering of the Notes. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against various liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make in respect of such liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company.

The estimated net proceeds from the offering of the Notes are approximately $371.7 million, after deducting underwriting discounts and commissions and the estimated offering expenses payable by the Company. The Company used the net proceeds from the offering of the Notes to repay the Company’s $300.0 million note payable to Citigroup Insurance Holding Corporation, a subsidiary of Citigroup Inc. (“CIHC”), and intends to use the remaining net proceeds from the offering of the Notes for working capital and general corporate purposes, which may include share repurchases.

Citigroup Global Markets Inc. served as representative of the underwriters for the Company’s initial public offering in April 2010 and for the public offerings by CIHC of an aggregate of approximately 20 million shares of the Company’s common stock in April and December 2011, receiving in each case customary fees, commissions and expense reimbursements therefor. For information about the Company’s relationship with Citigroup Global Market Inc. and its affiliates, including CIHC, see the section entitled “Related Party Transactions” included in the Company’s Proxy Statement on Schedule 14A, filed with the SEC on March 30, 2012, which section is incorporated herein by reference.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

(b)        Indenture and First Supplemental Indenture

The Notes were issued pursuant to an Indenture (the “Base Indenture”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each dated as of July 16, 2012, between the Company and Wells Fargo Bank, National Association, as trustee.

The Notes bear interest at a rate of 4.750% per year, payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2013. The Notes mature on July 15, 2022. The Notes will be the Company’s unsecured senior obligations and will: (i) rank equally in right of payment with all of the Company’s existing and future unsubordinated indebtedness; (ii) rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness; and (iii) be structurally subordinated in right of payment to all existing and future liabilities of the Company’s subsidiaries.

The Company may redeem some or all of the Notes at any time and from time to time at a redemption price equal to the greater of: (a) 100% of the principal amount of the Notes to be redeemed; and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis at the Treasury Rate (as defined in the Indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

The Indenture contains covenants that restrict the Company’s ability to, among other things: (1) create or incur any indebtedness that is secured by a lien on the capital stock of certain of the Company’s subsidiaries; and (2) merge, consolidate or sell all or substantially all of the Company’s properties and assets. These covenants, however, are subject to a number of important exceptions and qualifications as set forth in the Indenture. In addition, the Indenture contains customary event of default provisions.

The foregoing description of the Indenture is qualified in its entirety by reference to the Base Indenture and the First Supplemental Indenture, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information included in Item 1.01 above, insofar as it relates to the creation of a direct financial obligation of the Company, is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On July 11, 2012, the Company issued a press release announcing the pricing of the public offering of the Notes. A copy of such press release is furnished herewith as Exhibit 99.2.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated July 11, 2012, between Primerica, Inc. and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as the representatives of the underwriters named therein.

4.1	Indenture, dated as of July 16, 2012, between Primerica, Inc. and Wells Fargo Bank, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of July 16, 2012, between Primerica, Inc. and Wells Fargo Bank, National Association, as trustee.
4.3	Form of 4.750% Senior Notes due 2022 (included in Exhibit 4.2 filed herewith)
5.1	Opinion of Rogers & Hardin LLP.
23.1	Consent of Rogers & Hardin LLP (included in Exhibit 5.1 filed herewith).
99.1	Statement regarding computation of Ratio of Earnings to Fixed Charges.
99.2	Press Release dated July 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2012	PRIMERICA, INC. /s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated July 11, 2012, between Primerica, Inc. and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as the representatives of the underwriters named therein.

4.1	Indenture, dated as of July 16, 2012, between Primerica, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of July 16, 2012, between Primerica, Inc. and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 4.750% Senior Notes due 2021 (included in Exhibit 4.2 filed herewith)

5.1	Opinion of Rogers & Hardin LLP.

23.1	Consent of Rogers & Hardin LLP (included in Exhibit 5.1 filed herewith).

99.1	Statement regarding computation of Ratio of Earnings to Fixed Charges.

99.2	Press Release dated June 11, 2012.